UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 15, 2009

Date of Report
(Date of earliest event reported)
HARMONIC INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-25826	77-0201147

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)
549 Baltic Way
Sunnyvale, CA 94089
(408) 542-2500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement
On December 15, 2009, Harmonic Inc., a Delaware corporation (“Harmonic”), entered into a Lease Agreement (the “Lease Agreement”) with CRP North First Street, L.L.C. (“Landlord”) to lease approximately 188,332 square feet of rentable space, located at 4300 North First Street, San Jose, California, as the new headquarters offices of the company (the “Premises”). The Lease Agreement commences on or about September 1, 2010 and will continue for an initial term of ten years that expires on August 31, 2020. Harmonic’s current lease agreement for its headquarters offices at 549-641 Baltic Way, Sunnyvale, California will expire on September 30, 2010.
Monthly base rent will not commence until the second anniversary of the lease commencement date and on each anniversary date thereafter during the initial term will increase annually at a fixed rate per square foot. On an annual basis, rent will increase over the period of the lease from approximately $3.8 million during the third year of the lease to approximately $5.9 million in the tenth year. At the end of the initial term of the lease, Harmonic has two options to extend the term of the lease for successive periods of five years each at the then-prevailing market rental rate. Additionally, Harmonic has an option to terminate the lease effective at any date after the expiration of the seventh year of the lease term upon the payment of an agreed upon termination fee.
In addition to monthly rent, Harmonic will be responsible for its share of operating expenses equal to the sum of expenses directly attributable to the Premises plus a proportionate share of expenses attributable to the real estate project of which the Premises are a part.
The Lease Agreement also provides for certain Tenant Improvements that Harmonic has agreed to construct. Landlord is obligated to provide a Tenant Improvement allowance of $18.8 million, and Harmonic is responsible for any Tenant Improvement costs in excess of Landlord’s allowance. Harmonic and Landlord have made customary representations, warranties and covenants in the Lease Agreement. Harmonic has rights to assign the Lease Agreement or sublease any or all of the Premises, subject to Landlord’s consent in certain circumstances, which consent may not be unreasonably withheld.
The above description of the Lease Agreement is qualified in its entirety by reference to the full text of the Lease Agreement, a copy of which is filed as Exhibit 10.1 to this Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Please see the disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement” which is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Lease by and between CRP North First Street, L.L.C. and Harmonic Inc. dated December 15, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HARMONIC INC.
Date: December 18, 2009

By:	/s/Robin N. Dickson

Robin N. Dickson
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Lease by and between CRP North First Street, L.L.C. and Harmonic Inc. dated December 15, 2009.